Exhibit 10.2

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (the “Agreement”) is made and entered into as of December 28, 2011, by and between Pegasus Funding LLC, a Delaware limited liability company (“Debtor”), with a principal place of business at 291 Broadway, Ste. 300, New York, NY 10007 and Fund Pegasus, LLC, a Delaware limited liability company (“Secured Party”), with a principal place of business at 210 Sylvan Avenue, Engelwood Cliffs, NJ 07632

BACKGROUND

WHEREAS, Debtor, ASFI Pegasus Holdings, LLC, Pegasus Legal Funding, LLC (“PLF”) and Secured Party, among others, are parties or signatories to a certain Operating Agremeent, dated of even date herewith (the “Operating Agreement”). Capitalized terms not otherwise defined herein shall have the meanings set forth in the Operating Agreement.

WHEREAS, Debtor and Secured Party are parties to that certain Revolving Credit Agreement (the “Revolving Credit Agreement”) and that certain Revolving Promissory Note (the “Note”) each dated of even date herewith, together with this Agreement, collectively, the “Loan Documents.”

WHEREAS, Secured Party requires that Debtor secure its obligations to Secured Party pursuant to the Revolving Credit Agreement and the Note by granting to Secured Party a security interest in all assets of the Debtor, subject to PLF’s rights under the Section 2.3 of the Revolving Credit Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing Background, which is incorporated herein by reference, other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Definitions.

(a) As used herein, unless otherwise defined herein, all terms shall have the meanings set forth in the Delaware Uniform Commercial Code, as amended from time to time (“Delaware Uniform Commercial Code”).

(b) “Debtor’s Liabilities” shall mean all liabilities, obligations and indebtedness of any and every kind and nature, heretofore, now or hereafter owing, arising, due or payable by Debtor to Secured Party pursuant to the Loan Documents.

(c) “Proceeds” shall mean whatever is received when any of the Collateral (as hereinafter defined) is sold, exchanged, leased, collected, or otherwise disposed of, including, without limitation, cash, rents, issues, profits, credits, rebates, refunds, insurance proceeds, negotiable instruments and other instruments for the payment of money, chattel paper, security agreements, other documents, and other cash and noncash proceeds.

2. Grant of Security Interest.

(a) Subject to the rights of PLF under Section 2.3 of the Revolving Credit Agreement, Debtor hereby grants to Secured Party a continuing first priority security interest in all of Debtor’s presently owned and hereafter acquired assets including but not limited to:

(i) the proceeds from Liquidations;

(ii) the bank accounts of Debtor, (including but not limited, to the Proceeds Account, Overhead Account, the Investment Advance Account),

(iii) Purchase Agreements and proceeds thereof;

(iv) subject to the rights of PLF, as licensor, under Section 6.17 of the Operating Agreement, trademarks, service marks, trade names, logos, label designs, brand names, patents, patent applications;

(v) patent rights, ideas, discoveries, inventions, copyrights, drawings, sketches, diagrams, specifications, models, writings, documents, trade secrets, data, databases, computer applications, computer programs, computer software (including both source code and object code), plans, blueprints, patterns, licenses, formulas, technology, technical processes, technical data, other know-how;

(vi) all of Debtor’s presently owned and hereafter acquired accounts receivable; accounts; money; checks; deposit accounts; securities; investment property; promissory notes; leases; documents; instruments; chattel paper; negotiable instruments; negotiable documents; all other rights to the payment of money whether or not owed, including, but not limited to, rights to unearned and returned insurance premiums; equipment; general intangibles; goods (including, but not limited to, goods held for sale, returned, reclaimed or repossessed goods, with the right of stoppage in transit, sold, consigned, leased or otherwise furnished by Debtor); contract rights; contracts; choses in action; rights of action; rights of action; rights; notes; manuals; preference claims; motor vehicles; furniture; office equipment; machinery; warranties; bills of sale; records (which term shall include correspondence; memoranda; tapes; data; books of account, and other books relating to or being records of the accounts or by which the accounts are or may hereafter be secured, evidenced, acknowledged or made payable; books; paper; ledger sheets; writings; information; records; files; bills; receipts; deeds; certificates and documents of ownership; invoices; invoice documents and other documents or transcribed information of any type, whether expressed in the ordinary or in machine language); merchandise; supplies; incidentals; office supplies; packaging materials; inventory, whether owned, consigned or held in consignment (including, but not limited to, inventory held for sale or lease or furnished or to be furnished under contracts of service); raw materials; work in process; goods used or consumed in business and all other personal property of whatever kind or description; wherever located, now existing or hereafter acquired, and all additions, accessories, parts, substitutions, accretions, accessions, increases and attachments thereto and thereof and components and replacements thereof and products and Proceeds of the same and all guaranties, security and other collateral with respect to any of the foregoing (collectively, the “Collateral”).

(b) Debtor shall, at its own cost and expense, concurrently with the execution of this Agreement, and at any time(s) thereafter, at the request of Secured Party, execute and deliver to Secured Party such financing statements, continuation statements, amendments and other documents (collectively, along with this Agreement, the “Security Documents”) and take such actions, and cause to be taken such actions (including delivery of Collateral to Secured Party), as Secured Party determines shall be appropriate to perfect and to keep perfected Secured Party’s security interest in the Collateral and to consummate fully all of the transactions contemplated herein, and Debtor shall pay the cost of all public office filings deemed appropriate by Secured Party. Photocopies of this Agreement may be filed as or with financing statements.

3. Priority and Continuing Nature of Security Interest. Debtor represents and warrants that it is now, and at all times hereafter shall be, the sole owner of indefeasible title to the Collateral, free and clear of all liens, judgments, charges, seizures, attachments, levies, mortgages, security interests, garnishments, and other encumbrances of any kind whatsoever, other than the rights of PLF and the PLF Members to receive payments from the Debtor as specified in Section 2.3 of the Revolving Credit Agreement, and Debtor shall not permit the Collateral to be reached by judicial process, except for the security interests granted to Secured Party, heretofore or herein, except by reason of Section 2.3 of the Revolving Credit Agreement. Subject as aforesaid, Debtor shall keep the Collateral free from, and defend the Collateral against, all liens, judgments, charges, seizures, attachments, levies, mortgages, security interests, garnishments and other encumbrances of any kind whatsoever., . This Agreement and the security interests granted hereby shall remain in full force and effect until Secured Party shall file termination statements terminating all financing with respect to the Collateral, which termination statements Secured Party shall promptly file upon satisfaction of Debtor’s Liabilities under the Loan Documents.

4. Disposal of Collateral. Debtor shall not, without the prior written consent of Secured Party, sell, offer to sell, contract to sell, lease or otherwise dispose of or transfer all or any part of the Collateral, or any interest therein until all of Debtor’s Liabilities have been satisfied in full, expect for any Collateral that is replaced with similar Collateral of equivalent or greater value or which is sold or disposed of in the general course of business.

5. Use and Maintenance of Collateral. The Collateral shall be used by Debtor for Debtor’s business purposes only, and Debtor shall maintain the Collateral in good condition and repair; shall not abandon, conceal, injure or destroy the Collateral, nor deface any identifying marks thereon; shall not permit the Collateral to be used illegally; shall not permit anything to be done to impair the value of the Collateral and will pay and discharge all taxes, charges, assessments and other impositions derived from the Collateral or from its use and from the operation of Debtor’s business, as well as the cost of repairs to or maintenance of the Collateral.

In the event Debtor fails to pay any of the aforesaid sums, Secured Party may, but shall not be required to, do so for Debtor’s account with the right of subrogation. Any and all sums so advanced by Secured Party shall constitute an item of Debtor’s Liabilities and shall bear interest at the rate of Bank Leumi’s prime rate plus five percent (5%) per annum until paid, and said unpaid sums and said interest thereon shall be secured by the Collateral and be payable on demand.

6. Destruction of Collateral. No injury to or loss or destruction of the Collateral shall relieve Debtor’s obligation to pay and perform in full Debtor’s Liabilities.

7. Affirmative Representations and Covenants of Debtor. Debtor covenants and warrants that:

(a) The name of Debtor as reflected in its Certificate of Formation is Pegasus Funding LLC. the principal place of business of the Debtor is New York, New York. Debtor was duly formed as a limited liability company and validly exists under the laws of the State of Delaware.

(b) Debtor shall not, without providing thirty (30) days prior written notice to Secured Party, (i) amend its Certificate of Formation to change Debtor’s name, (ii) change its address from that set forth herein or (iii) change its state of organization.

(c) Debtor shall, at Secured Party’s request, segregate any or all Proceeds and hold same, which shall constitute trust funds, in trust, for Secured Party’s benefit, and/or deliver said Proceeds to Secured Party.

(d) Debtor is not a party to, does not hold, and shall not acquire or enter into any contracts giving, or to give rise to any accounts from the United States or any department, agency or instrumentality thereof without Secured Party’s prior written consent, and shall execute all papers and take all actions requested by Secured Party to cause all monies due and to become due under such contracts to be assigned to Secured Party and notice to be given to the government under the Federal Assignment of Claims Act or any similar law.

8. Power of Attorney. Upon an Event of Default (as defined below), Debtor hereby irrevocably appoints Secured Party and any of its agents and attorneys as Debtor’s attorney-infact with full power and authority to do any and every act which Debtor is obligated by this Agreement to do with respect to the Collateral and Secured Party’s security interest therein, including, without limitation, the right to exercise all rights of Debtor in the Collateral, to make collections, to sign the name of Debtor on checks received, to execute any and all documents and instruments and to do all things necessary to preserve and protect the Collateral and to protect Secured Party’s security interest in the Collateral and Secured Party’s interest in insurance proceeds and/or unearned premiums. Neither Secured Party nor any of his agents or attorneys shall be liable for any act of commission or omission, nor for any error of judgment or mistake of fact or law. This power, being coupled with an interest, is irrevocable so long as any of Debtor’s Liabilities remain unsatisfied.

9. Events of Default. Debtor shall be in default under this Agreement upon the happening of any of the following events or conditions (an “Event of Default”):

(a) The failure of Debtor, PLF or the PLF Parties to comply with, or any of the aforesaid parties breach of, any obligation, undertaking, representation, agreement, condition, warranty, or covenant in favor of Secured Party, contained or referred to in the Note, the Revolving Credit Agreement, the Operating Agreement, or the Consulting Agreements with either Max Alperovich or Alexander Khanas or this Agreement.

(b) Any event occurs which results in the acceleration of the maturity of any indebtedness of Debtor or any other party liable for any or all of Debtor’s Liabilities to any party, other than Secured Party, under any indenture, agreement or other undertaking.

(c) Loss, theft, governmental taking or condemnation, damage, destruction, sale or other transfer (except as herein expressly provided) or encumbrance to or on any of the Collateral (except as herein expressly provided), or the making of any levy, lien, charge, garnishment, seizure or attachment with respect to any property of Debtor (except as herein expressly provided) or of any other party liable for any or all of Debtor’s Liabilities.

(d) Appointment of a receiver for any part of the property of Debtor, assignment for the benefit of creditors by or against Debtor, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Debtor or any other party liable for any or all of Debtor’s Liabilities.

(e) Actual or attempted (or preparation for) dissolution, termination of existence, liquidation, merger, insolvency, business failure, reorganization, or cessation of operations of Debtor or of any other party liable for any or all of Debtor’s Liabilities (or death of any such other party).

(f) The termination of the Operating Agreement.

(g) A judgment is obtained against Debtor in the amount of at least $35,000.

10. Remedies. Upon the occurrence of an Event of Default, in addition to any other rights, powers or remedies, equitable or legal, Secured Party may have, Secured Party may, at its option, exercise any and all of the following rights, all of which shall be cumulative to the extent permitted by law, subject in all events, to the rights of PLF specified in the Revolving Credit Agreement:

(a) Cure or attempt to cure such default and, in doing so, Secured Party may elect temporarily to take possession and/or control of the Collateral, as agent for Debtor, and for Debtor’s account, but no cure or attempt to cure by Secured Party shall constitute a waiver of any of Secured Party’s rights, powers and remedies in respect of such default.

(b) Notify the account debtors under any or all accounts, and any other party(ies) indebted to Debtor, to make payment directly to Secured Party, or to a lockbox, as provided below, and take control and possession of any or all Proceeds. Debtor hereby irrevocably appoints Secured Party as Debtor’s attorney-in-fact with full power and authority, including the power of substitution, at the cost and expense of Debtor, to demand payment, collect payment and compromise and/or institute any action or proceeding for the collection of any monies due upon any accounts (or other sums owing to Debtor) and to otherwise enforce the rights set forth in this Paragraph 10. Pursuant to the foregoing, Secured Party may institute and prosecute suits in the name of either Debtor or Secured Party, as Secured Party shall elect, for the collection of any monies due and take all steps and actions deemed by Secured Party to be necessary or desirable to affect collection, to enforce payment of any account and to settle, compromise, sell, assign, discharge or release, in whole or in part, any accounts and to make allowances and adjustments with respect thereto. Debtor shall cooperate fully with Secured Party and shall supply such records, witnesses and the testimony of such of its officers, employees or agents as reasonably may be required by Secured Party; provided, however, that the rights of Secured Party, set forth in this Paragraph 10, may be enforced by Secured Party before, as well as after, the occurrence of an Event of Default.

(c) Accelerate any or all payments and other performance due by Debtor to Secured Party and otherwise declare any or all of Debtor’s Liabilities immediately due and/or payable in full, as the case may be.

(d) Exercise any and all rights, powers and remedies granted to a secured party upon default under the Delaware Uniform Commercial Code, and/or under any other applicable law, with respect to the Collateral, including, but not limited to, the right to sell, lease or otherwise dispose of the Collateral, or any part thereof, at public or private sale, for cash, credit or combination thereof. Secured Party may require Debtor to assemble the Collateral or any part thereof and make it available to Secured Party at a place to be designated by Secured Party. Notice of the time and place of any public sale or of the date after which any private sale or other intended disposition is to be made is agreed to be commercially reasonable if sent five (5) days in advance thereof. Secured Party shall have the right to purchase at any such sale(s), free from any equity of redemption and other claims. The Proceeds of any sale or other disposition of the Collateral shall first be applied to Secured Party’s expenses, fees, costs and charges of retaking, holding, preparing for sale, selling, and the like and to attorneys’ fees, expenses, costs and charges incurred by Secured Party in connection therewith, and the balance shall be applied on account of Debtor’s Liabilities pursuant to this Agreement. Any surplus shall be paid to Debtor, and Debtor shall be liable for all deficiencies after liquidation of the Collateral.

(e) Use the Collateral in any lawful manner and collect and receive all rents, income, revenue, earnings, issues and profits therefrom.

(f) Use, in furtherance of its rights, powers and remedies, any of the Collateral.

(g) Take any and all actions deemed by Secured Party to be necessary or advisable to protect its rights and interests hereunder.

11. Costs.

(a) Debtor agrees to reimburse Secured Party for any payment made or any expense, fee, cost or charge incurred by Secured Party in connection with this Agreement and/or with respect to the Collateral, and without limitation of the foregoing, in furtherance of its rights, powers and remedies hereunder and protection of its interest in the Collateral. Any and all sums so advanced by Secured Party shall constitute an item of Debtor’s Liabilities and shall bear interest at the rate of Bank Leumi’s prime rate plus five percent (5%) per annum until paid, and said sums and said interest shall be secured by the Collateral and be payable on demand.

(b) If at any time or times hereafter Secured Party employs counsel to assist Secured Party in any way in connection with this Agreement and/or with respect to the Collateral, and without limitation of the foregoing, in furtherance of its rights, powers and remedies hereunder and protection of its interest in the Collateral (including, but not limited to, employing counsel to protect, take possession of, or liquidate any Collateral, or to attempt to enforce any security interest or lien in any Collateral, or to enforce any rights of Secured Party, including, but not limited to, any proceedings by Secured Party under the Bankruptcy Code), Debtor shall pay all legal and other expenses, fees, costs and charges thereby incurred by Secured Party. Any and all sums so advanced by Secured Party shall constitute an item of Debtor’s Liabilities and shall bear interest at the rate of Bank Leumi’s prime rate plus five percent (5%) per annum (pre- and post -judgment) until paid, and said sums and said interest shall be secured by the Collateral and be payable on demand.

12. No Waiver; Cumulative Remedies. No failure or delay on the part of Secured Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof. Nor shall any single or partial exercise of any right, power or privilege hereunder preclude or require any other or further exercise thereof or the exercise of any other right, power or privilege. Secured Party shall not be deemed, by any act of omission or commission, to have waived any of its rights or remedies hereunder unless such waiver is in writing and signed by Secured Party, and then only to the extent specifically set forth in writing. A waiver with respect to one event shall not be construed as continuing or as a bar to or a waiver of any right or remedy with respect to a subsequent event. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

13. Waiver. Debtor hereby waives presentment for payment, notice of demand, maturity, notice of non-payment, partial payment, dishonor, protest, notice of default and all other demands and notices in connection with the creation, delivery, acceptance, performance, default, collection or enforcement of this Agreement except as set forth explicitly to the contrary herein. Debtor also waives all benefit that might accrue to Debtor by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy, or sale under execution, or providing for any stay of execution, exemption from civil process or extension of time for payment. Debtor agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof, or on any writ of execution issued thereon, may be sold in whole or in part in any order desired by Secured Party.

14. Waiver of Immunity. Debtor hereby irrevocably and unconditionally waives any right to claim immunity in respect of itself or any of the Collateral, including immunity from attachment in aid of execution of judgment, and immunity from execution of judgment, all in respect of any legal suit, action or proceeding arising out of or relating to this Agreement.

15. Notice. All notices permitted or required under this Agreement shall be deemed given when deposited in the United States mail. All notices by mail shall be sent by registered or certified mail, postage prepaid, return receipt requested, addressed to the respective parties at the addresses set forth above or as the parties may, from time to time, designate in writing.

16. Applicable Law; Jurisdiction. This Agreement shall be governed by the laws of the State of Delaware, except to the extent that the Delaware Uniform Commercial Code governs. Debtor and Secured Party each agrees that the Courts of the State of New York, County of New York and the United States District Court for the Southern District of New York shall have exclusive jurisdiction to hear and determine any claims or disputes pertaining or arising directly or indirectly to this Agreement or any amendment or supplement hereto or to any matter arising herefrom or therefrom. Debtor and Secured Party expressly submit and consent in advance, to such exclusive jurisdiction in any action or proceeding in such courts, agree that venue will be proper in such courts for all such matters.

17. Instrument under Seal. This instrument is intended to take effect as an instrument under seal.

18. Severability. If any provision or subprovision of this Agreement shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision or subprovision hereof, but this Agreement shall be construed as if such invalid or unenforceable provision or subprovision had never been contained herein.

19. Legal Effect. This Agreement and all other instruments and documents executed and delivered pursuant hereto or to consummate the transactions contemplated hereunder shall be binding upon and inure to the benefit of the successors and assigns of the parties thereto.

20. Entire Agreement: Modification and Captions. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof other than as set forth in the Note. Further, there are no oral agreements between the parties. The captions of the various sections hereof are for convenience only and shall not control or affect the meaning or construction of any of the terms or provisions of this Agreement. Any change or modification hereof must be in writing and signed by both parties hereto.

21. Acknowledgement. Notwithstanding anything to the contrary in this Agreement, Secured Party hereby authorizes Debtor to take all actions necessary to comply with the provisions of Section 2.3 of the Revolving Credit Agreement in respect of the rights of the PLF Parties and PLF specified therein, and to comply with all of Debtor’s obligations to the PLF Parties and PLF under and pursuant to the Operating Agreement.

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IN WITNESS WHEREOF, this Security Agreement has been duly executed on the day and year first above written.

PEGASUS FUNDING LLC

By:	/s/ Max Alperovich
Name:	Max Alperovich
Title:	Authorized Officer

FUND PEGASUS, LLC.

By:	/s/ Gary Stern
Name:	Gary Stern
Title:	Manager/CEO